Adeptus Partners, LLC
Accountants | Advisors
733 State Route 35
Ocean, NJ 07712
Phone: 732.745.8800
Fax: 732.663.0090
www.AdeptusCPAs.com

Monster Products, Inc.
601 Gateway Blvd., Suite 900
South San Francisco, CA 94080

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 16, 2018 in the Registration Statement on Form S-1 and related Prospectus of Monster Products, Inc.

Adeptus Partners, LLC

New York, NY
May 25, 2018